Exhibit 1
                            STOCK PURCHASE AGREEMENT


         AGREEMENT, dated as of August 14, 1995, by and among GUNTHER INTERNATIONAL, LTD., a Delaware corporation (the "Company"), and each of the persons severally listed on the Schedule of Purchasers attached hereto. The persons listed on the Schedule of Purchasers are sometimes hereinafter collectively referred to as the "Purchasers" and individually as a "Purchaser."

         WHEREAS, the Company desires to issue to sell, and the Purchasers desire to purchase, a total of 334,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, subject to the terms and conditions herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

         SECTION 1. Sale and Purchase of the Shares. At the Closing (as defined in Section 2.1 hereof), and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company is issuing and selling to the Purchasers and each Purchaser is purchasing from the Company the number of shares (the "Shares") of Common Stock set forth opposite its name in the column labelled "Number of Shares" on the Schedule of Purchasers for a purchase price of $3.00 per share, or a total purchase price (the "Purchase Amount") set forth opposite the name of such Purchaser in the column labelled "Purchase Amount" on the Schedule of Purchasers.

                                    SECTION 2

                          Closing, Payment and Delivery

         2.1 Closing Date and Place of Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") in the amounts and to the persons specified in the Schedule of Purchasers shall be held simultaneously with the execution and delivery of this Agreement at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York, at 10:00 a.m. Eastern Standard Time on the date hereof (the "Closing Date") or at such other place and time as may be mutually agreed upon by the Company and the Purchasers.

         2.2 Payment and Delivery. At the Closing, each Purchaser shall pay to the Company by wire transfer of immediately available funds or such other form of payment as shall be mutually agreed upon by the Company and that Purchaser, the Purchase Amount set forth opposite its name in the column labelled "Purchaser Amount" on the Schedule of Purchasers, and the Company shall deliver to each Purchaser a certificate or certificates representing the number of Shares purchased as set forth opposite such Purchaser's name in the column labelled "Number of Shares" on the Schedule of Purchasers.


                                    SECTION 3

                  Representations and Warranties of the Company

         The Company hereby represents and warrants to each Purchaser as follows:

         3.1 Organization, Qualification, Certificate and By-laws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary.

         3.2 Corporate Power. The Company has all requisite corporate power to enter into this Agreement, to sell the Shares and to carry out and perform its obligations under the terms of this Agreement, and also to own properties owned by it and to conduct business as being conducted by it.

         3.3 Capitalization. The Company's authorized capital stock, as of March 31, 1995, consists of 16,000,000 shares of Common Stock of which 3,596,275 shares of Common Stock are issued and outstanding, and 500,000 shares of Preferred Stock, par value $.001 per share, none of which was outstanding. The Company has reserved 125,000 shares of Common Stock for issuance upon the exercise of outstanding options and warrants. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. All of the Shares being issued to the Purchasers pursuant to this Agreement upon issuance against payment therefor will be validly issued, fully paid and non-assessable shares of Common Stock, and the issuance thereof is not subject to preemptive rights. Except as disclosed in the Company's Reports (as hereinafter defined), there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

         3.4 No Restrictive Agreements. The issuance and delivery of the Shares to the Purchasers is not subject to any preemptive rights. Upon the delivery of the Shares in the manner contemplated hereunder, the Purchasers will acquire the beneficial and legal, valid and indefeasible title to such Shares, free and clear of all pledges, liens, charges, claims or options of any kind, except for restrictions on transfer under federal and state securities laws. Except as in the Company's Reports, there are no agreements relating to the voting, purchase or sale of capital stock of the Company (i) between or among the Company and any of its stockholders and (ii) to the best of Company's knowledge, between or among any of the Company's stockholders.

         3.5 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and for the authorization, issuance and delivery of the Shares issuable upon payment therefor has been taken. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         3.6 Financial Information. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 (the "Company 10-K"), as amended (the
"Company's Reports") present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate. The audited financial statements contained in the Company's Reports have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved (except as may be otherwise indicated in the notes thereto).

         3.7 Absence of Certain Changes. At all times since March 31, 1995, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company's business or prospects, including but not limited to:

         (a) any material adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown on the Company's Reports;

         (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company;

         (c) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

         (d) any actual or threatened cancellation or adverse modification of any licensing agreement, marketing agreement or strategic partnership agreement to which the Company is a party; or

         (e) any labor trouble, or any other event or condition of any character, materially adversely affecting the business or plans of the Company.

         3.8 Taxes. The Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the States of Delaware and California and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law. The Company has paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company's federal income tax returns have not, to the best of the Company's knowledge and belief, been audited by the Internal Revenue Service.

         3.9 Litigation. Except as otherwise disclosed in the Company's Reports, there is neither pending nor, to the Company's knowledge, threatened any action, suit, proceeding or claim to which the Company is or may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, and operations or prospects of the Company. The Company has no knowledge of any unasserted claim which, if asserted and granted might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company.

         3.10 Consents.  Except for those consents and filings  contemplated  by
Section 5.2 hereof in connection with the Registration Statement, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with the Company's execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company other than "Blue Sky" filings which have been made based upon the addresses of the Purchasers as set forth on the Schedule of Purchasers.

         3.11 Compliance. The execution, delivery and performance of this Agreement by the Company does not conflict with or cause a breach under any of the terms or conditions of (i) its Certificate of Incorporation or By-laws or
(ii) any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a breach or violation of which might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company. To the best knowledge of the Company, the operations of the Company and each Subsidiary have complied and are in compliance in all material respects with all applicable federal, state and local laws, and where appropriate, foreign laws, including, without limitation, health, safety and environmental statues, regulations, orders and judgments, except to the extent any failure to so comply would not have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company possesses all permits, licenses and approvals of governmental authorities which are required in the operation of its business, except for those the failure of which to hold might have a Company Material Adverse Effect. To the best knowledge of the Company, the Company is in compliance in all material respects with the terms and conditions of such permits, licenses and approvals.

         3.12 Company's Reports. The Company's Reports, taken as a whole as of the date hereof, do not contain any untrue statement of material fact or omit to state a material fact required to be state therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         3.13 Intellectual Property. The Company owns or has valid, adequate and subsisting rights to use and exploit all patents, patent licenses, trade secrets, copyrights, trademarks and service marks necessary for the conduct of the business of the Company as described in the Company's Reports (collectively, the "Intellectual Property") free and clear of any pledge, lien, charge, claim or option. Such Intellectual Property is valid and in full force and effect, except to the extent set forth in the Company Reports. None of the processes currently used by the Company or any of the properties or products currently sold by the Company or trademarks, trade names, labels or other marks or copyrights used by the Company, to the best knowledge of the Company, infringes the patent, industrial property, trademark, trade name, label, other mark, right or copyright of any other person or entity. The Company has not received any written notice of adverse claim with respect to any of the Intellectual Property, and, to the Company's best knowledge, no basis exist for any such claim.


                                    SECTION 4

                  Representations and Warranties of Purchasers

         Each Purchaser represents and warrants to the Company, severally and not jointly, and only as to itself, as follows:

         4.1 Experience. He is experienced in evaluating and investing in companies such as the Company, and has such knowledge and experience in evaluating the merits and risks of his investment, and has the ability to bear the economic risks of his investment. He is an "accredited investor", as such term is defined in Regulation D under the Securities Act.

         4.2 Investment. He is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof (subject to the provisions of Sections 5.2(a) and 5.2(b) hereof). He understands that the Shares have not been registered under the Securities Act by reason of specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein. He acknowledges that the Company may place restrictive legends on, and stop transfer orders against, the certificates representing the Shares that he is acquiring.

         4.3 Rule 144. He acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not become available for resale of the Shares.

         4.4 Authority. He has full power and authority under all applicable laws to enter into this Agreement and to consummate the transactions herein and has taken all action necessary to authorize its execution and performance of this Agreement. This Agreement when executed and delivered will be duly executed and will constitute a legal, valid and binding obligation of each of the Purchasers, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement or creditors' rights generally and general principles of equity.

         4.5 Access to Information. He is fully familiar with the Company's business, operations and financial history as set forth in the Company's Reports. He has had an opportunity to discuss and to ask questions with respect to the Company's business, operations and financial affairs with appropriate officers of the Company and has had the opportunity to review the Company's facilities.


                                    SECTION 5

                            Covenants of the Company

         5.1 Future Reports. For a period of two (2) years after the date hereof and so long as the Purchaser is a holder of Shares, the Company will furnish to the Purchaser (i) all annual, quarterly and periodic reports and proxy statements filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) all registration statements filed by the Company under the Securities Act, within five (5) days after filing such report or registration statement with the Commission. So long as any Purchaser holds any Shares, the Company will file all reports required to be filed by it under the Exchange Act and will take such further action as any Purchaser may reasonably request, all to the extent required to enable such Purchaser to sell pursuant to
(i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act or (ii) a registration statement on Form S-3 or such other registration form of the Securities and Exchange Commission applicable to the sale of securities for the account of securities holders. The Company will also promptly furnish to the Purchasers copies of all reports or other material information relating to the Company which it furnishes to any other shareholder (as such) of the Company.

         5.2 Registration Under the Securities Act. (a) The Company shall use its best efforts to include the Shares in its Registration Statement on Form S-1 (Registration No. 33-91736) filed with the Commission (the "Pending Registration Statement"), and to use its best efforts to cause the Pending Registration Statement to become effective. If the Company is unable to cause the Pending Registration Statement including the Shares to become effective, then the Company shall use its best efforts to effect the registration of the Shares under the Securities Act on Form S-3 or such applicable form as may be properly designated by the Company, and in connection therewith, the Company shall as promptly as reasonably practicable, prepare and file with the Commission a registration statement (the "New Registration Statement") under the Securities Act and use its best efforts to cause such New Registration Statement to become effective. The Company shall use its best efforts to maintain the Registration Statement current under the Securities Act from its effective date until the earlier of (i) the date which is two (2) years from the date of this Agreement or (ii) the date on which all Shares included therein have been sold. The
Company shall bear the entire cost and expense of the Pending Registration Statement or the New Registration Statement initiated by it under this Section. The Company shall supply prospectuses and such other documents as each Purchaser may request and shall qualify the Shares for sale in such jurisdictions as requested, provided, however, that the Company reserves the right, in its sole discretion, not to qualify the Shares in any jurisdiction where the Company would be required to qualify as a foreign corporation and is not otherwise required to be qualified therein.

         (b) The obligations of the Company and the rights of the Purchasers under this Section 5.2 shall be subject to the following additional terms, conditions and limitations:

         (i) Furnishing of Information. Each Purchaser shall be required to furnish to the Company and to its counsel all relevant information concerning the proposed method of sale or other distribution by such Purchaser of its Shares, and such other information as the Company and its counsel reasonably may require to amend the Pending Registration Statement or to prepare and file the New Registration Statement in accordance with the applicable provisions of the Securities Act and the rules and regulations promulgated by the Commission thereunder. If requested by the Company, such information shall be furnished in writing.

         (ii) Sales Suspension. If, at any time when the Company is required to maintain a registration statement effective and current with respect to the Shares any event or events shall occur which would cause the prospectus contained therein, as then amended or supplemented, to be other than in compliance with the requirements of Section 10 of the Securities Act, the Company will promptly give notice thereof to each Purchaser and, upon receipt of such notice, each Purchaser shall immediately cease and desist from effecting any sales of its Shares until it shall have received notice from the Company that such sales again may be effected together with copies of a prospectus which has been amended or supplemented so as to conform to the requirements of said
Section 10. Upon the occurrence of any such event, the Company promptly shall use its best efforts to prepare and file with the Commission a post-effective amendment to such registration statement, or a post-effective amendment or supplement to the prospectus, so that the prospectus, as so amended or supplemented, will comply with the requirements of Section 10 of the Securities Act.

         (iii) Indemnification. (A) The Company will indemnify and hold harmless each Purchaser, the officers and directors, if any, of such Purchaser, and each person, if any, who controls such Purchaser, (each, an "Indemnified Holder"), against any losses, claims, damages, expenses (including reasonable costs of investigation), and liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (I) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (II) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the Commission) or in any document incorporated by reference therein or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (III) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulations promulgated under the Securities Act, the Exchange Act or any state securities law. Subject to the restrictions set forth in Part (C) below with respect to the number of legal counsel, the Company shall reimburse the Indemnified Holders promptly as such expenses are incurred and are due and payable for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Part (A): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Holder expressly for use in connection with the preparation of either the Pending Registration Statement or the New Registration Statement or any such amendment thereof or supplement thereto; (y) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented and such corrected prospectus was furnished by the Company for delivery to such person as required by law; and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Holder.

         (B) Each Purchaser agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Part (A) of this Subsection (iii), the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, the other Purchasers selling Shares pursuant to either the Pending Registration Statement or the New Registration Statement or any of their respective directors or officers or any person who controls such Purchaser (collectively and together with an Indemnified Holder, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and such Purchaser will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnification contained in this Part B shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld and provided, further, that such Purchaser shall be liable under this Part B for only that amount of a Claim as does not exceed the net proceeds to such Purchaser as a result of the sale of the Shares pursuant to either the Pending Registration Statement or the New Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

         (C) Promptly after receipt by a person seeking indemnification hereunder (an "Indemnified Party") of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party (an "Indemnifying Party") under this Subsection (iii), deliver to the Indemnifying party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnifying Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel for the Indemnified Party, representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by counsel to the Indemnifying Party in such proceeding. The Company shall pay for only one legal counsel (in addition to any local counsel) for the Purchasers; such legal counsel shall be selected by Purchasers holding a majority in interest of the Shares. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relive such Indemnifying Party of any liability to the Indemnified Party under this Subsection (iii), except to the extent that the Indemnifying Party is substantially prejudiced in its ability to defend such action as a result of such failure.


                                    SECTION 6

                                  Miscellaneous

         6.1 Governing Law. This Agreement shall be governed by and construed with the laws of the State of New York, without reference to the conflicts of law principles thereof.

         6.2 Survival. The representations and warranties made in Sections 3 and 4 herein shall survive the Closing for a period of one year.

         6.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

         6.4 Entire Agreement; Amendment. This Agreement and the documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Purchasers; provided, however, that Purchasers of at least eighty (80%) percent of the Shares together with the Company, may by written instrument amend the provisions of Section 5.2 hereof.

         6.5 Notice, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or by express courier, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, as indicated on the Schedule of Purchasers attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 5 Wisconsin Avenue, Norwich Industrial Park, Norwich, Connecticut 06360, Attn:
President and Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchasers in writing.

         6.6 Rights; Separability. Unless otherwise expressly provided herein, the rights of the Purchasers hereunder are several rights, not rights jointly held with any of the other Purchasers. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceabilty of the remaining provisions shall not in any way be affected or impaired thereby.

         6.7 Broker. The Company and each Purchaser represent to the other that it has not retained any person who might be entitled to a commission or finder's fee in connection with the negotiation and execution of this Agreement. Each party hereto agrees to indemnify the other from any liability for commissions or finder's fees by reason of such party's breach of the foregoing representation. This Section 6.7 shall survive the Closing.

         6.8 Information Confidential. Each Purchaser acknowledges that the information received by it pursuant to this Agreement may be confidential and is for the Purchaser's use only. It will not use such confidential information in violation of the Exchange Act or otherwise, or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys and financial advisors), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser is required to disclose such information by a governmental body.

         6.9 Expenses. The Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise provided herein.

         6.10 Titles and Gender. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever used herein, the singular member includes the plural, the plural includes the singular, and the use of any gender shall include all genders.

         6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                          GUNTHER INTERNATIONAL, LTD.


                                           By:/s/ James H. Whitney
                                                James H. Whitney
                                                President and Chief
                                                Executive Officer


                                           PURCHASERS:

                                           FOUR PARTNERS


                                            /s/ Thomas J. Tisch

                           GUNTHER INTERNATIONAL, LTD.


                             SCHEDULE OF PURCHASERS



                                                                   Aggregate
Name and Address                  Number                            Purchase
  of Purchaser                  of Shares                             Price

----------------                ---------                          ---------

Four Partners                    133,333                            $399,999